UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2008

COTT CORPORATION

(Exact name of registrant as specified in its charter)

CANADA	001-31410	None
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6525 Viscount Road Mississauga, Ontario, Canada	L4V 1H6
5519 West Idlewild Avenue, Suite 100 Tampa, Florida, United States	33634
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(905) 672-1900
(813) 313-1800

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 18, 2008, Cott Corporation (the “Company”) and Crescendo Partners II, L.P., Series I, Crescendo Investments II, LLC, Crescendo Partners III, L.P., Crescendo Investments III, LLC, Eric Rosenfeld, Mark Benadiba, Mario Pilozzi, Csaba Reider, and Greg Monahan (collectively, the “Crescendo Parties”) entered into an agreement (the “Agreement”) regarding, among other things, the composition of the Board of Directors (the “Board”) and certain other governance matters. Under the terms of the Agreement, the Company expanded the size of the Board from ten to eleven directors and appointed Messrs. Rosenfeld, Benadiba, Monahan, and Pilozzi as directors (the “New Directors”). In order to accommodate the New Directors, Donald Watt, Serge Gouin and Frank Weise resigned from the Board effective upon the execution of the Agreement. The Board appointed David Gibbons as the Chairman of the Board and Eric Rosenfeld as Lead Independent Director, also effective upon the execution of the Agreement.

The parties agreed that the Board, through a reconstituted search committee, will continue its efforts to identify a permanent Chief Executive Officer of the Company. The search committee will be comprised of the following four members: George Burnett, David Gibbons, Eric Rosenfeld, and Mario Pilozzi. The parties also agreed that if at any time before the Company’s 2009 annual meeting of shareowners the Crescendo Parties own less than 4,000,000 of the Company’s common shares, the Crescendo Parties shall cause two New Directors to resign from the Board. The agreement provides that the Company shall reimburse the Crescendo Parties for their reasonable out-of-pocket expenses incurred in connection with the Agreement, up to a maximum of $200,000.

On June 20, 2008, the Crescendo Parties filed an amendment to the Schedule 13D originally filed on May 23, 2008 reporting the entry into the Agreement and amending applicable items to reflect their obligations under the terms of the Agreement.

A copy of the Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

In connection with his resignation from the Board of Directors, the employment arrangements between Frank Weise and the Company came to an end effective June 18, 2008, subject to the survival of certain provisions as set forth in the Employment Arrangements dated April 28, 2004 and filed as Exhibit 10.5 to the amended Form S-3 filed on June 18, 2004 and the Employment Agreement dated December 10, 2002 and filed as Exhibit 10.3 to the Company’s Annual Report on Form 10-K filed on March 17, 2003.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information in Item 1.01 above is incorporated herein by reference.

In accordance with the Company’s policies, directors are entitled to receive an annual cash retainer of C$60,000. Directors who are U.S. residents receive this amount converted into U.S. dollars. The New Directors will be reimbursed for certain business expenses, including travel expenses in connection with board meeting attendance. The New Directors are eligible to participate in the Company’s Share Plan for Non-Employee Directors, which allows directors who are neither employees nor full-time officers of the Company to elect to receive their fees in the form of the Company’s common shares. In connection with their appointments, the New Directors will receive a pro rata portion of the deferred share unit award made to directors in 2008.

The Company has agreed to reimburse the Crescendo Parties, including the New Directors, for their reasonable out-of-pocket expenses incurred in connection with the Agreement, up to a maximum of $200,000. This amount is not yet known. Except as described above, there are no other transactions since the beginning of the Company’s last fiscal year, nor is there any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which any of the New Directors had or will have a direct or indirect material interest.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1

Agreement, dated June 18, 2008, between Cott Corporation and Crescendo Partners II, L.P., Series I, Crescendo Investments II, LLC, Crescendo Partners III, L.P., Crescendo Investments III, LLC, Eric Rosenfeld, Mark Benadiba, Mario Pilozzi, Csaba Reider, and Greg Monahan (incorporated by reference to Exhibit 99.1 to the amended Schedule 13D filed by Crescendo Partners II, L.P. on June 20, 2008).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COTT CORPORATION

Date: June 24, 2008	By:	/s/ Matthew A. Kane, Jr.
Matthew A. Kane, Jr.
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Number	Description
10.1	Agreement, dated June 18, 2008, between Cott Corporation and Crescendo Partners II, L.P., Series I, Crescendo Investments II, LLC, Crescendo Partners III, L.P., Crescendo Investments III, LLC, Eric Rosenfeld, Mark Benadiba, Mario Pilozzi, Csaba Reider, and Greg Monahan (incorporated by reference to Exhibit 99.1 to the amended Schedule 13D filed by Crescendo Partners II, L.P. on June 20, 2008).